Prospectus Supplement filed under Rule 424(b)(3)
                                                 S-3 Registration No. 333-52237

PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH CORPORATION

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

     This Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.

1. The information set forth opposite the name AMERICAN INVESTORS LIFE INSURANCE COMPANY in the table of Selling Securityholders on page 14 is amended as follows:

     Principal Amount of Debentures Owned That May be Sold             1,500,000
     Percentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                          40,955
     Percentage of Common Stock Outstanding                                    *

2. CREDIT SUISSE FIRST BOSTON CORPORATION is added to the table of Securityholders on page 15 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus
     Supplement:

     Principal Amount of Debentures Owned That May be Sold             3,500,000


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     Percentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                          95,563
     Percentage of Common Stock Outstanding                                    *

3.   The  information   set  forth  opposite  the  name  EMPLOYERS   REINSURANCE
     CORPORATION in the table of Selling Securityholders on page 15 is amended as follows:

     Principal Amount of Debentures Owned That May be Sold             1,500,000
     Percentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                          40,955
     Percentage of Common Stock Outstanding                                    *

4. The information set forth opposite the name GENERAL MOTORS INVESTMENT MANAGEMENT GROUP in the table of Selling Securityholders on page 15 is amended as follows:

     Principal Amount of Debentures Owned That May be Sold             7,500,000
     Percentage of Debentures Outstanding                                   1.32
     Number of Conversion Shares                                         204,778
     Percentage of Common Stock Outstanding                                    *

5. LUTHERAN BROTHERHOOD is added to the table of Securityholders on page 16 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

     Principal Amount of Debentures Owned That May be Sold             4,000,000
     Percentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                         109,215
     Percentage of Common Stock Outstanding                                    *

6. The information set forth opposite the name MERRILL LYNCH PIERCE FENNER & SMITH, INC. in the table of Selling Securityholders on page 16 is amended as follows:

     Principal Amount of Debentures Owned That May be Sold            13,340,000
     Percentage of Debentures Outstanding                                   2.35
     Number of Conversion Shares                                         364,232
     Percentage of Common Stock Outstanding                                    *

7. The information set forth opposite the name MOTORS INSURANCE GROUP in the table of Selling Securityholders on page 16 is amended as follows:

     Principal Amount of Debentures Owned That May be Sold             1,000,000
     Percentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                          27,303
     Percentage of Common Stock Outstanding                                   *

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8.   The information set forth opposite the name REGENCE BLUE CROSS/BLUE  SHIELD
     OF IDAHO in the table of Selling Securityholders on page 17 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold  166,000
     Pecentage of Debentures Outstanding                                       *
     Number of Conversion Shares                                           4,532
     Percentage of Common Stock Outstanding                                    *

9. The information set forth opposite the name REGENCE BLUE CROSS/BLUE SHIELD OF OREGON in the table of Selling Securityholders on page 17 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold  281,000
     Pecentage of Debentures Outstanding                                       *
     Number of Conversion Shares                                           7,672
     Percentage of Common Stock Outstanding                                    *

10. The information set forth opposite the name REGENCE BLUE CROSS/BLUE SHIELD OF UTAH in the table of Selling Securityholders on page 17 is amended as follows:

     Principal  Amount of Debentures Beneficially Owned That May be Sold  88,000
     Pecentage of Debentures Outstanding                                       *
     Number of Conversion Shares                                           2,402
     Percentage of Common Stock Outstanding                                    *

11. The information set forth opposite the name REGENCE BLUE CROSS/BLUE SHIELD OF WASHINGTON in the table of Selling Securityholders on page 17 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold  465,000
     Pecentage of Debentures Outstanding                                       *
     Number of Conversion Shares                                          12,696
     Percentage of Common Stock Outstanding                                    *

12. The information set forth opposite the name SALOMON BROTHERS TOTAL RETURN FUND in the table of Selling Securityholders on page 17 is amended as follows:

     Principal Amount of Debentures Beneficially Owned That May be Sold  600,000
     Pecentage of Debentures Outstanding                                       *
     Number of Conversion Shares                                          16,382
     Percentage of Common Stock Outstanding                                    *

13. SG COWEN SECURITIES CORPORATION is added to the table of Securityholders on page 17 of the Prospectus, together with the following information as of recent date prior to the date of this Prospectus Supplement:

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



     Principal Amount of Debentures Beneficially Owned That May
       be Sold                                                         1,000,000
     Pecentage of Debentures Outstanding                                      *
     Number of Conversion Shares                                         27,303
     Percentage of Common Stock Outstanding                                   *

     The date of this Prospectus Supplement is September 17, 1998.


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